Exhibit 10.7

Administrative Services Agreement

This Administrative Service Agreement (the “Agreement”) dated this            the day of            , 2021 is between Lion Wealth Limited, herein referred to as “Service Provider” and Aquarius I Acquisition Corp., herein referred to as “Customer”.

Service Provider has agreed to provide services to the Customer on the terms and conditions set out in this Agreement, while Customer is of the opinion that Service Provider has the proper and necessary qualifications, experience and abilities to provide services to Customer.

Therefore in consideration of the matters described above, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Service Provider agree as follows:

1.	Scope of Work

The Service Provider is to provide the Customer with the following services (the “Services”): general and administrative services, including office space, administrative and support services, as may be reasonably required by the Company.

The services will include any other tasks which the Customer and the Service Provider may agree on.

2.	Term of Agreement

This Agreement will begin on [_______], 2021 and will remain in full force and effect until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement for the Company's initial public offering) unless terminated earlier pursuant to the terms hereof. This Agreement may be extended by mutual written agreement of the parties.

3.	Trust Waiver

Lion Wealth Limited hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

4.	Termination

If either party seeks termination of this Agreement, the terminating party must provide a 30 days written notice to the other party.

5.	Compensation

The Customer will provide compensation to the Service Provider of $10,000 per month for the services rendered by the Service Provider as required by this Agreement. Compensation is payable at the completion of services.

IN WITNESS WHEREOF the parties have duly affixed their signatures under hand on this [_______] day of [_______], 2021.

LION WEALTH LIMITED

By:
Name:	Chunning Wang
Title:	Director

AQUARIUS I ACQUISITION CORP.

By:
Name:	Sze Hau Lee
Title:	Chief Executive Officer